Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Laura Woodcock 843-746-8197 laura.woodcock@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com
Ingevity completes acquisition of Capa™ caprolactone division of Perstorp Holding AB

NORTH CHARLESTON, S.C., Feb. 13, 2019 - Ingevity Corporation (NYSE:NGVT) has completed its acquisition of the Capa™ caprolactone division of Perstorp Holding AB for a cash purchase price of €578.9 million ($652.5 million). The acquisition is expected to be accretive to Ingevity’s earnings and margins in the first year.

Capa is the global market leader in the production and commercialization of caprolactone and high-value downstream derivatives, including caprolactone polyols, caprolactone thermoplastics, caprolactone lactides, and hexanediol (HDO). The division’s products are key components in adhesives, bioplastics, coatings, elastomers and resins. The business operates a manufacturing facility in Warrington, England, U.K., and employs approximately 100 employees. Ingevity will include the business in the company’s Performance Chemicals segment and report revenues as “Engineered Polymers.”

“The Capa division is a strong, market-leading business focused on high-growth end-use applications and is an excellent fit with Ingevity’s business model and capabilities,” said Michael Wilson, Ingevity president and CEO. “We are very pleased to be adding such a unique business to our company; one that will provide new avenues for strategic growth. Moreover, we’re excited to welcome our new employees in Warrington and across the globe,” he said.

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,700 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; synergies and the potential benefits of the acquisition of Georgia-Pacific’s pine chemicals business and Perstorp Holding AB’s Capa™ caprolactone business (the “acquisitions”); capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks that the expected benefits from the acquisitions will not be realized or will not be realized within the expected time period; the risk that the acquired businesses will not be integrated successfully; significant transaction costs; unknown or understated liabilities; general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products and new technologies, and new or emerging competitors; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017 and our other periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this presentation, or to update them to reflect events or circumstances occurring after the date of this release.